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                                                                    EXHIBIT 10.3

         THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                        FRANKLIN TELECOMMUNICATIONS CORP.

                               PROTECTIVE WARRANT

         THIS CERTIFIES THAT, for value received, ___________ , or registered assigns ("Holder"), is entitled to purchase from Franklin Telecommunications Corp.,a California corporation (the "Company"), at any time or from time to time during the Exercise Period (as defined in Section 1 hereof), up to a total number, determined in accordance with Section 2.2 hereof, of fully paid and nonassessable shares of Common Stock, without par value, of the Company (the "Common Stock"), as the same may be adjusted from time to time pursuant to
Section 7 hereof, at the Exercise Price (hereinafter defined), as the same may be adjusted pursuant to Section 7 hereof.

         SECTION 1. DEFINITIONS.

         "Agreement" shall mean the Securities Purchase Agreement, dated the date hereof, between the Company and the Investor.

         "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         "Effective Date" shall mean the date on which the Registration Statement required to be filed under Section 2.1 of the Registration Rights Agreement is declared effective by the Securities and Exchange Commission.

         "Exercise Date" shall mean the date this Protective Warrant, the Exercise Notice and the Aggregate Exercise Price are received by the Company.

         "Exercise Notice" shall mean the exercise form attached hereto as Exhibit A duly executed by the Warrant Holder.

         "Exercise Period" shall mean the period beginning on the Effective Date and continuing for a sixty-day period thereafter


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         "Exercise Price" as of the date hereof shall mean $0.01 per share of
Common Stock, subject to the adjustments provided for in Section 7 of this Protective Warrant.

         "Per Share Protective Warrant Value" shall mean the difference resulting from subtracting the Exercise Price from the closing price of one share of Common Stock on the Trading Day immediately preceding the Exercise Date.

         "Registration Rights Agreement" shall mean the registration rights agreement, dated the date hereof between the Company and the Investor.

         "Subscription Date" shall mean the date on which the Agreement is executed and delivered by the parties hereto.

         "Warrant Holder" shall mean the Investor or any assignee or transferee of all or any portion of this Protective Warrant.

         Other capitalized terms used but not defined herein shall have their respective meanings set forth in the Agreement.

         SECTION 2. EXERCISABILITY.

             2.1 Timing. If the closing price of the Company's Common Stock on the American Stock Exchange, or such other principal securities market or exchange on which the Company's Common Stock is traded, is lower than $1.50 per share on the Effective Date (the "Effective Date Price"), this Protective Warrant shall become immediately exercisable as provided herein. If the Effective Date Price is $1.50 or greater, than this Warrant shall expire on the Effective Date.

             2.2 Number of Shares. The number of shares of Common Stock, if any, for which this Protective Warrant is exercisable (the "Protective Warrant Shares") shall be determined by subtracting (x) the Investment Amount divided by
1.50 from (y) the Investment Amount divided by the greater of (A) 75% of the Effective Date Price, or (B) $1.00.

         SECTION 3. EXERCISE.

             3.1 Method of Exercise. This Protective Warrant may be exercised in whole or in part (but not as to a fractional share of Common Stock), at any time and from time to time during the Exercise Period, by the Warrant Holder by (i) the surrender of this Protective Warrant, the Exercise Notice and the aggregate Exercise Price to the Company , or (ii) the delivery by facsimile of an executed and completed Exercise Notice to the Company and delivery to the Company within three business days thereafter of this Protective Warrant, the original Exercise Notice and the Aggregate Exercise Price.

             3.2 Payment of Aggregate Exercise Price. Subject to Section 3.2 below, payment of the Aggregate Exercise Price shall be made by check or bank draft payable to the order of the Company or by wire transfer to an account designated by the Company.


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             3.3 Cashless Exercise. As an alternative to payment of the aggregate Exercise Price in accordance with Section 3.2. above, the Warrant Holder may elect to effect a cashless exercise by so indicating on the Exercise Notice and including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "Cashless Exercise"). In the event of a Cashless Exercise, the Warrant Holder shall surrender this Protective Warrant for that number of shares of Common Stock determined by (i) multiplying the number of Protective Warrant Shares for which this Protective Warrant is being exercised by the Per Share Protective Warrant Value and (ii) dividing the product by the closing price of one share of the Common Stock on the Trading Day immediately preceding the Exercise Date.

             3.4 Replacement Protective Warrant. In the event that the Protective Warrant is not exercised in full, the number of Protective Warrant Shares shall be reduced by the number of such Protective Warrant Shares for which this Protective Warrant is exercised, and the Company, at its expense, shall forthwith issue and deliver to the Warrant Holder a new Protective Warrant of like tenor in the name of the Warrant Holder or as the Warrant Holder may request, reflecting such adjusted number of Protective Warrant Shares.

         SECTION 4. DELIVERY OF STOCK CERTIFICATES.

             4.1 Subject to the terms and conditions of this Protective Warrant, as soon as practicable after the exercise of this Protective Warrant in full or in part, and in any event within five Trading Days thereafter, the Company at its expense (including, without limitation, the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Warrant Holder, or as the Warrant Holder may lawfully direct, a certificate or certificates for the number of validly issued, fully paid and non-assessable Protective Warrant Shares to which the Warrant Holder shall be entitled on such exercise, together with any other stock or other securities or property (including cash, where applicable) to which the Warrant Holder is entitled upon such exercise in accordance with the provisions hereof; provided, however, that any such delivery to a location outside of the United States shall also be made within seven Trading Days after the exercise of this Protective Warrant in full or in part.

             4.2 This Protective Warrant may not be exercised as to fractional shares of Common Stock. In the event that the exercise of this Protective Warrant, in full or in part, would result in the issuance of any fractional share of Common Stock, then in such event the Warrant Holder shall receive in cash an amount equal to the closing price of such fractional share within five Trading Days.

         SECTION 5. REPRESENTATIONS, ADDITIONAL WARRANTIES AND COVENANTS OF THE COMPANY.

             5.1 The Company shall take all necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of this Protective Warrant and the Protective Warrant Shares to the Warrant Holder.


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             5.2 At all times during the Exercise Period, the Company shall take all steps reasonably necessary and within its control to insure that the Common Stock remains listed or quoted on the American Stock Exchange.

             5.3 The Protective Warrant Shares, when issued in accordance with the terms hereof, will be duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

             5.4 The Company has authorized and reserved for issuance to the Warrant Holder the requisite number of shares of Common Stock to be issued pursuant to this Protective Warrant. The Company shall at all times reserve and keep available, solely for issuance and delivery as Protective Warrant Shares hereunder, such shares of Common Stock as shall from time to time be issuable as Protective Warrant Shares.

         SECTION 6. ADJUSTMENT OF THE EXERCISE PRICE. The Exercise Price and, accordingly, the number of Protective Warrant Shares issuable upon exercise of the Protective Warrant, shall be subject to adjustment from time to time upon the happening of certain events as follows:

             6.1 Reclassification, Consolidation, Merger or Mandatory Share Exchange. If the Company, at any time between the date of issuance of this Warrant and the Effective Date (i) reclassifies or changes its Capital Shares or
(ii) consolidates, merges or effects a mandatory share exchange with or into another corporation (other than a merger or mandatory share exchange with another corporation in which the Company is a continuing corporation and that does not result in any reclassification or change, or as a result of a subdivision or combination of Capital Shares issuable upon exercise of this Protective Warrant), then in any such event the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefore, amend this Protective Warrant or issue a new warrant providing that the Warrant Holder shall have rights not less favorable to the holder than those then applicable to this Protective Warrant and to receive upon exercise under such amendment of this Protective Warrant or new warrant, in lieu of each share of Common Stock theretofore issuable upon exercise of this Protective Warrant hereunder, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, mandatory share exchange, sale or transfer by the holder of one share of Common Stock issuable upon exercise of this Protective Warrant had this Protective Warrant been exercised immediately prior to such reclassification, change, consolidation, merger, mandatory share exchange or sale or transfer. Such amended warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Section 6.1 shall similarly apply to successive reclassifications, changes, consolidations, mergers, mandatory share exchanges and sales and transfers.

             6.2 Subdivision or Combination of Shares. If the Company, at any time between the date of issuance of this Warrant and the Effective Date, shall subdivide its Common Stock, the number of shares of Common Stock issuable to the Investor hereunder shall be proportionately increased as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record


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date, whichever is earlier. If the Company, at any time between the date of issuance of this Warrant and the Effective Date, shall combine its Common Stock, the number of shares of Common Stock issuable to the Investor hereunder shall be proportionately decreased as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

             6.3 Stock Dividends. If the Company, at any time while this Protective Warrant is unexpired and not exercised in full, shall pay a dividend in its Capital Shares, or make any other distribution of its Capital Shares, then the Exercise Price shall be adjusted, as of the date the Company shall take a record of the holders of its Capital Shares for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Exercise Price in effect immediately prior to such payment or other distribution by a fraction:

                 (i) the numerator of which shall be the total number of Outstanding Capital Shares immediately prior to such dividend or distribution, and

                 (ii) the denominator of which shall be the total number of Outstanding Capital Shares immediately after such dividend or distribution. The provisions of this subsection c. shall not apply under any of the circumstances for which an adjustment is provided in subsections a. or b.

             6.4 Adjustment of Number of Shares. Upon each adjustment of the Exercise Price pursuant to any provisions of this Section 6, the number of Protective Warrant Shares issuable hereunder at the option of the Warrant Holder shall be calculated, to the nearest one hundredth of a whole share, multiplying the number of Protective Warrant Shares issuable prior to an adjustment by a fraction:

                 (i) the numerator of which shall be the Exercise Price before any adjustment pursuant to this Section 6; and

                 (ii) the denominator of which shall be the Exercise Price after such adjustment.

             6.5 Liquidating Dividends, Etc. If the Company, at any time while this Protective Warrant is unexpired and not exercised in full, makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets while an exercise is pending, then the Warrant Holder shall be entitled to receive upon such exercise of the Protective Warrant in addition to the Protective Warrant Shares receivable in connection therewith, and without payment of any consideration other than the Exercise Price, an amount in cash equal to the value of such distribution per Capital Share multiplied by the number of Protective Warrant Shares that, on the record date for such distribution, are issuable upon such exercise of the Protective


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Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of Protective Warrant Shares issuable), and an appropriate provision therefor shall be made a part of any such distribution. The value of a distribution that is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.

             6.6 Other Provisions Applicable to Adjustments Under this Section. The following provisions will be applicable to the making of adjustments in any Exercise Price hereinabove provided in this Section 6:

                 (i) Other Action Affecting Capital Shares. In case after the date hereof the Company shall take any action affecting the number of Outstanding Capital Shares, other than an action described in any of the foregoing subsections a. through e. hereof, inclusive, which in the opinion of the Company's Board of Directors would have a materially adverse effect upon the rights of the Warrant Holder at the time of exercise of the Protective Warrant, the Exercise Price shall be adjusted in such manner and at such time as the Board of Directors on the advice of the Company's independent public accountants may in good faith determine to be equitable in the circumstances.

                 (ii) Notice of Certain Actions. In the event the Company shall, at a time while the Incentive Warrant is unexpired and outstanding, take any action which may result in an adjustment of the Exercise Price, the Company shall give to the Warrant Holder at its last address known to the Company written notice of such action ten days in advance of its effective date in order to afford to the Warrant Holder an opportunity to exercise the Incentive Warrant prior to such action becoming effective.

                 (iii) Notice of Adjustments. Whenever the Exercise Price or number of Incentive Warrant Shares shall be adjusted pursuant to Section 6 hereof, the Company shall promptly make a certificate signed by its Chief Financial Officer, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of Protective Warrant Shares purchasable at that Exercise Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the Warrant Holder.

         SECTION 7. NO IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or By-Laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Protective Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Warrant Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any Protective Warrant Shares above the amount payable therefor on such exercise, and (b) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Protective Warrant Shares on the exercise of this Protective Warrant.


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         SECTION 8. RIGHTS AS STOCKHOLDER. Prior to exercise of this Protective
Warrant, the Warrant Holder shall not be entitled to any rights as a stockholder of the Company with respect to the Protective Warrant Shares, including (without limitation) the right to vote such shares, receive dividends or other distributions thereon or be notified of stockholder meetings. However, in the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each Warrant Holder, at least ten days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

         SECTION 9. REPLACEMENT OF PROTECTIVE WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Protective Warrant and, in the case of any such loss, theft or destruction of the Protective Warrant, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Protective Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Protective Warrant of like tenor.

         SECTION 10. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

         If to the Company:

                 Franklin Telecommunications Corp.
                 733 Lakefield Road
                 Westlake Village, CA 91361
                 Telephone No.: (805) 373-8688
                 Facsimile No.: 805-373-7373

         If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 10.

         SECTION 11. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed in the State of California.


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         SECTION 12. MISCELLANEOUS.

             12.1 Amendments. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

             12.2 Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                             Franklin Telecommunications Corp.

Date: March 16, 2000                         By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


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                       EXHIBIT A TO THE PROTECTIVE WARRANT

                                  EXERCISE FORM

                        FRANKLIN TELECOMMUNICATIONS CORP.

         THE UNDERSIGNED (THE "REGISTERED HOLDER") HEREBY IRREVOCABLY EXERCISES THE RIGHT TO PURCHASE __________________ SHARES OF COMMON STOCK OF FRANKLIN TELECOMMUNICATIONS CORP., A CALIFORNIA CORPORATION (THE "COMPANY"), EVIDENCED BY THE ATTACHED PROTECTIVE WARRANT, AND HEREWITH MAKES PAYMENT OF THE EXERCISE PRICE WITH RESPECT TO SUCH SHARES IN FULL IN THE FORM OF (CHECK THE APPROPRIATE
BOX) (I) CASH OR CERTIFIED CHECK IN THE AMOUNT OF $________; (II) WIRE TRANSFER TO THE COMPANY'S ACCOUNT; OR (III) THROUGH THE "CASHLESS EXERCISE" PROVISIONS THEREOF.

         THE UNDERSIGNED REQUESTS THAT STOCK CERTIFICATES FOR SUCH PROTECTIVE WARRANT SHARES BE ISSUED, AND A PROTECTIVE WARRANT REPRESENTING ANY UNEXERCISED PORTION HEREOF BE ISSUED, PURSUANT TO THIS PROTECTIVE WARRANT IN THE NAME OF THE REGISTERED HOLDER AND DELIVERED TO THE UNDERSIGNED AT THE ADDRESS SET FORTH BELOW.

         DATED:


         SIGNATURE OF REGISTERED HOLDER


         NAME OF REGISTERED HOLDER (PRINT)


         ADDRESS


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                                     NOTICE

         THE SIGNATURE TO THE FOREGOING EXERCISE FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THE ATTACHED PROTECTIVE WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.